UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2009
QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada	V5T 4 T5

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
On October 16, 2009, QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”), entered into an Amended and Restated PDT Product Development, Manufacturing and Distribution Agreement (the “Amended PDT Agreement”) with Novartis Pharma AG, a Swiss corporation (“Novartis”). Under the Amended PDT Agreement, effective January 1, 2010, QLT will, among other things, receive exclusive U.S. rights to the Visudyne® patents to sell and market Visudyne in the U.S. Visudyne, a photosensitizer co-developed with Novartis, is approved worldwide for the treatment of a form of wet age-related macular degeneration, the leading cause of legal blindness in people over the age of 55 in North America and Europe.
Under the Amended PDT Agreement, QLT will have exclusive U.S. sales and marketing rights to Visudyne, including rights to all end-user revenue derived from Visudyne sales in the U.S. Novartis will have marketing and sales rights in all countries outside of the U.S. (“ex-US”) and will pay QLT a royalty of 20% of ex-US net sales until December 31, 2014, and thereafter 16% of ex-US net sales until the expiry of the Amended PDT Agreement on December 31, 2019. QLT will continue to manufacture Visudyne and will supply the product at a pre-specified price exclusively to Novartis for ex-US distribution. QLT and Novartis will each be responsible for all costs and expenses associated with marketing and sales in their respective territories.
Also under the Amended PDT Agreement, QLT and Novartis have released each other from all open claims the parties may have against each other, including any in connection with QLT’s litigation with Massachusetts Eye and Ear Infirmary and QLT’s litigation with General Hospital Corporation (doing business as Massachusetts General Hospital).
The foregoing does not purport to be a complete description of the Amended PDT Agreement and is qualified in its entirety by reference to the Amended PDT Agreement, a copy of which is attached hereto as Exhibit 10.48 and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.48*	Amended and Restated PDT Product Development, Manufacturing and Distribution Agreement between QLT Inc. and Novartis Pharma AG, dated October 16, 2009.

*
Certain portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
Date: October 22, 2009	By:	/s/ Cameron Nelson
		Name:	Cameron Nelson
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.48*	Amended and Restated PDT Product Development, Manufacturing and Distribution Agreement between QLT Inc. and Novartis Pharma AG, dated October 16, 2009.

*
Certain portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.